                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 7 to Registration Statement No. 333-75195 of Carrier1 International S.A. of our report dated March 17, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE EXPERTA AG


/s/ David Wilson                     /s/ Jeffrey A. Swormstedt
David Wilson                         Jeffrey A. Swormstedt


Erlenbach, Switzerland
August 5, 1999